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                                 Exhibit 99.1

                                ABS Term Sheet
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FHASI 2001-3
COLLATERAL PROJECTIONS


30YR JUMBO FIXED RATE LOANS
MAY 30 SETTLE


Amount                                  $ 250,000,000              +5.0%
Gross WAC                                       7,500            +-.125
Wtd Avg Servicing Fee                           0.250            +-.025
WAC Range                                         300bp             max
WAM                                               358               +-3
WALTV                                            74.0             +-5.0
** All loans over 80% have PMI
Average Loan Balance                    $     430,000         +-$25,000
Owner Occupied                                   95.0%            +-3.0%
Investor Properties                              2.50%              max
Average FICO                                      720               min
Pct California                                     25%            +-4.0%

Subordination                                    4.25%             +-50bp


Expected Rating Agencies                2 out of 3: S&P, Moody's and Fitch



First Tennessee Capital Markets is a division of First Tennessee Bank National Association. Although this information has been obtained from sources which we believe to be reliable, we do not guarantee accuracy, and it may be incomplete or condensed. This is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security. Subject to availability and change in price.